Exhibit 10.7

[Samsung Letterhead]

April 20, 2012

Schneider Power Inc.

49 Bathurst Street, Suite 101

Toronto, ON M5V 2P2

CANADA

Quantum Fuel Systems Technologies Worldwide, Inc.

17872 Cartwright Road

Irvine, California 92614

Re:	Acquisition of Zephyr Farms Limited and Samsung Loan

Gentlemen:

Reference is made to the Credit Agreement dated February 8, 2012 (the “Credit Agreement”) entered into by and between Zephyr Farm Limited, as borrower (the “Borrower”) and Samsung Heavy Industries Co., Ltd., as lender (the “Lender”).

By this Letter Agreement, the Lender hereby agrees that immediately upon closing of the Agreement Providing for the Sale of All of the Shares of Zephyr Farms Limited, dated August 24, 2011, as amended from time to time, by and among Schneider Power Inc. (the “Purchaser”) and Green Breeze Energy Inc. (the “Vendor”) pursuant to which the Purchaser will acquire all of the issued and outstanding shares of Zephyr Farms Limited (the “Purchase Agreement”), as follows:

1. Section 19.1(a) of the Credit Agreement is amended and restated in its entirety as follows:

“19.1(a). The Borrower shall not purchase or redeem any of its issued shares or reduce its share capital or, if an Event of Default has occurred and Lender has provided Borrower with a Notice of Default, make a distribution of assets or other capital distribution to its Shareholders or any payment to an Affiliate other than pursuant to a Project Document until such time that the Event of Default has been cured.”

2. Lender agrees that it will make its best efforts to cause KEXIM to make the KEXIM Loan available to the Borrower on the terms set forth in the Advance Agreements and if it is unsuccessful in causing obtaining the KEXIM Loan for any reason, then the term “Facility” shall be amended as follows:

“Facility” means a credit facility in the aggregate principal amount of CAD 22,740,000 to be extended to Borrower by the Lender under this Agreement, which includes the Advance Facilities.”

3. Lender agrees that Quantum Fuel Systems Technologies Worldwide, Inc. (“Quantum”) is not required to provide Lender with a guaranty of Zephyr’s or Purchaser’s obligations to Lender arising from or related to the Credit Agreement. Quantum agrees that it will provide a guaranty of payment of up to CAD 1,860,000 related to unpaid construction costs incurred in connection with the Project.

4. Section 20.2(a) of the Credit Agreement is amended and restated in its entirety as follows:

“20.2(a). The COD is not achieved by a subsequent reasonable date mutually agreed by the Borrower and Lender.”

5. [Reserved]

6. Lender acknowledges and agrees that the Credit Agreement is in full force and effect and has not been amended or modified in any way, except for the amendments and modifications set forth in this Letter Agreement that will become effective upon closing of the transactions contemplated under the Purchase Agreement.

7. Lender acknowledges and agrees that its execution and delivery of this Letter Agreement is a material inducement to the Purchaser’s execution and delivery of the Purchase Agreement and its consummation of the transactions described therein.

8. To Lender’s knowledge, through that date hereof an Event of Default has not occurred and since the date of the Credit Agreement was first signed Lender has not delivered to Borrower a Notice of Default.

9. Terms and expressions not otherwise defined herein shall have the same meanings given to them in the Credit Agreement and the rules of construction and interpretation set out in the Credit Agreement shall, unless the context otherwise requires, apply to this Letter Agreement mutatis mutandis.

10. This Letter Agreement shall be governed by, and construed in accordance with, the laws of the Province of Ontario and the federal laws of Canada applicable therein.

Very Truly Yours,

SAMSUNG HEAVY INDUSTRIES CO. LTD.

By:	/s/ Hak Ku Kim

Title:	Head of PM

Accepted and agreed as of the date set forth above:

ZEPHYR FARM LIMITED

By:	/s/ John Cobb
Title:	President

SCHNEIDER POWER INC.

By:	/s/ Thomas Schneider
Title:	President

Quantum Fuel Systems Technologies Worldwide, Inc.

By:	/s/ Alan P. Niedzwiecki
Title:	President & CEO